UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2006

Bancinsurance Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-8738	31-0790882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Broad Street, 10th Floor, Columbus, Ohio		43215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-228-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2006, the Compensation Committee of the Board of Directors (the "Board") of Bancinsurance Corporation (the "Company"), recommended to the Board and the Board approved the following cash compensation to be paid to the non-employee directors during the fiscal year ending December 31, 2006: (1) an Annual retainer of $10,000 ($20,000 and $13,000 in the case of the Audit Committee Chairman and the Compensation Committee Chairman, respectively) payable in arrears on a quarterly basis; (2) $750 for each Board or Committee meeting a director attends in person (provided that a director shall receive only $750 for attending multiple Board and Committee meetings held on the same date); and (3) $250 for each Board or Committee meeting in which a director participates telephonically (provided a director shall receive only $250 for participating telephonically in multiple Board and Committee meetings held on the same date).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 1, 2006, William S. Sheley gave notice of his intention to retire (and not seek for re-election) as a director of the Company effective at the Annual Meeting of Shareholders of the Company on May 31, 2006. The retirement is not related to any disagreement between Mr. Sheley and the Company on any matter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancinsurance Corporation

March 7, 2006	By:	/s/ John S. Sokol

Name: John S. Sokol
Title: President